UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                              SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant     X
                           ---

Filed by a Party other than the Registrant     ___

Check the appropriate box:

___   Preliminary Proxy Statement

___ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

 X    Definitive Proxy Statement
---

___   Definitive Additional Materials


___   Soliciting Material Pursuant to Section 240.14a-12


                            COMMERCE GROUP CORP.

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            (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 X    No fee required.
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___   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
      0-11.

      1)  Title of each class of securities to which transaction applies:

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      2)  Aggregate number of securities to which transaction applies:

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      3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4)  Proposed maximum aggregate value of transaction:

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      5)  Total fee paid:

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      ___ Fee paid previously with preliminary materials.

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      ___ Check box if any part of the fee is offset as provided by
          Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

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      2)  Form, Schedule or Registration Statement No.:

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      4) Date Filed:

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                          COMMERCE GROUP CORP.
                         6001 NORTH 91ST STREET
                     MILWAUKEE, WISCONSIN 53225-1795


                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                 TO BE HELD ON FRIDAY, OCTOBER 15, 2004

To the Shareholders of Commerce Group Corp.:

The Annual Meeting of Shareholders of Commerce Group Corp. (the
"Company") will be held at the Whitefish Bay Library Program Room, 5420 North Marlborough Drive, Whitefish Bay, Wisconsin 53217, on Friday, October 15, 2004, at 1:30 p.m. (local time) for the following purposes:

1. To elect one Director to serve for the period specified herein and until his successor is elected and qualified;

2. To ratify the Directors' appointment of Bruce Michael Redlin, CPA, LLC as the auditor of the Corporation for the ensuing year and to authorize the Directors to fix the remuneration to be paid to the auditor; and

3. To transact such other business as may be properly brought before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on Wednesday, August 18, 2004, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

YOU ARE INVITED TO ATTEND THIS MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, YOU ARE URGED TO PROMPTLY SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. IF YOU RETURN AN EXECUTED PROXY AND THEN ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT BY ITSELF REVOKE A PROXY.

                                   By Order of the Board of Directors

                                   /s/ Edward A. Machulak

                                   Edward A. Machulak
                                   Executive Vice President
                                   and Corporate Secretary
August 13, 2004
Milwaukee, Wisconsin

                          COMMERCE GROUP CORP.
                         6001 NORTH 91ST STREET
                     MILWAUKEE, WISCONSIN 53225-1795


                              PROXY STATEMENT


                      ANNUAL MEETING OF SHAREHOLDERS

                             OCTOBER 15, 2004

                               ______________


This Proxy Statement is furnished by the Board of Directors of Commerce Group Corp. (respectively the "Board" and the "Company" or "Commerce") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at 1:30 p.m. (local time) on Friday, October 15, 2004, or at any adjournment thereof (the "Annual Meeting" or "Meeting") pursuant to the Notice of said Meeting. This Proxy Statement and the proxies solicited hereby are being first mailed to shareholders of the Company on or about August 18, 2004.

SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING, TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. You may revoke your proxy at any time prior to its exercise by giving written notice to the Secretary of the Company. If you return an executed proxy and then attend the Annual Meeting, you may revoke your proxy and vote in person. Attendance at the Annual Meeting will not by itself revoke a proxy.

Unless otherwise directed in the accompanying proxy, persons named therein will vote FOR the election of one Director nominee listed herein and FOR the ratification of the appointment of Bruce Michael Redlin, CPA, LLC as the Company's independent accountant for the fiscal year ended March 31, 2005. As to any other business that may properly come before the Meeting, the proxy holders will vote in accordance with the recommendations of the Board of Directors.

                            VOTING SECURITIES

The close of business on August 18, 2004 has been fixed as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of June 30, 2004, there were issued, outstanding and entitled to vote 22,794,091 shares of Commerce's common stock, $0.10 par value (common stock). All voting rights are vested exclusively in the holders of Commerce's common stock. Each share of common stock entitles the shareholder to one vote on all matters presented at the Meeting.

The holders of stock having a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, when present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the voting power entitled to vote thereat present in person or represented by proxy at any such meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting unless otherwise required by statute, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Nothing in the Company's By-Laws s hall affect the right to adjourn a meeting from time to time when a quorum is present.

Cumulative voting is not allowed for any purpose. Assuming a quorum is present, the nominee receiving the highest number of votes cast will be elected as a director and holders of the majority of shares represented at this meeting will be necessary to approve the ratification of Bruce Michael Redlin, CPA, LLC as the Company's independent auditor for the fiscal year ended March 31, 2005.

An abstention or withholding authority to vote will be counted as present for determining whether the quorum requirement is satisfied. With respect to the vote on any particular proposal, abstentions or withholding will be treated as shares present and entitled to vote, and for purposes of determining the outcome of the vote on any such proposal, shall have the same effect as a vote against the proposal.

     SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND RELATED PARTIES

The following table sets forth certain information regarding the beneficial ownership of Commerce's common shares as of June 30, 2004, by
(i) each of its directors who own Commerce common shares; (ii) all directors and officers as a group; and (iii) each person or entity known by the Company to be the beneficial owner of more than 5% of its outstanding stock.


                                                  Amount and Nature of
                                               Beneficial Ownership (1)(2)
                                               ---------------------------
Name and Address of
Beneficial Owner*            Position                Shares       Percent
-------------------          --------                ------       -------
Edward L. Machulak     Chairman of the Board,
                       Director, President,
                       Treasurer, Director
                       Emeritus, Member of
                       the Executive Committee     1,207,467(3)     5.30%

Edward L. Machulak
Rollover Individual
Retirement Account                                   689,275(3)     3.02%

Edward A. Machulak     Director, Executive Vice
                       President, Secretary,
                       Director Emeritus, and Member
                       of the Executive Committee    614,413(4)     2.70%

Sidney Sodos           Director                      217,703         .96%

John H. Curry          Director                      115,751         .51%

General Lumber &
Supply Co., Inc.
(General Lumber)                                   3,213,600(3)    14.10%
                                                   ------------    ------
All Directors,
Officers and
Affiliates as a Group                              6,058,209       26.58%


*All directors and beneficial owners listed above can be contacted through Commerce's offices located at 6001 N. 91st Street, Milwaukee, Wisconsin 53225-1795.

(1) Unless otherwise indicated, shares shown as beneficially owned are those as to which the named person possesses sole voting and investment power.

(2) All shares indicated are common shares and percent calculations are based on the total common shares issued and outstanding as of June 30, 2004.

(3) The 1,896,742 common shares owned directly by him and his Rollover Individual Retirement Account as of June 30, 2004, do not include the 3,213,600 common shares owned by General Lumber, a privately-held company in which he owns 55% of its common shares. If the 3,213,600 General Lumber owned shares were added to the 1,896,742 common shares owned by him and his Rollover Individual Retirement Account directly, then the total shares under his control would amount to 5,110,342 and would represent a 22.42% ownership of shares based on 22,794,091 common shares issued and outstanding as of June 30, 2004.

     The number of common shares owned by Sylvia Machulak, wife of Edward
     L. Machulak, the President of the Company, personally as of June 30, 2004 is 308,767. The number of shares owned by the Sylvia Machulak Rollover Individual Retirement Account as of June 30, 2004 is 472,200. If the 780,967 shares owned by Sylvia Machulak and her Rollover Individual Retirement Account were added to the 5,110,342 above described shares owned by Edward L. Machulak, his Rollover Individual Retirement Account and General Lumber, then the total shares would amount to 5,891,309, or a 25.85% ownership. Mr. Machulak disclaims any beneficial interest in these shares owned by Sylvia Machulak, or her Rollover Individual Retirement Account.

(4) Does not include 1,000 shares owned by Carol A. Machulak, Edward A. Machulak's wife, or 29,500 shares held by him and his wife for their child under the Uniform Gift to Minor's Act, in which he disclaims any beneficial interest.

                           PRINCIPAL SHAREHOLDERS

Other than the shareholders mentioned in this proxy statement, there are no known shareholders that reported that they beneficially own more than 5% of the voting securities as defined within the meaning of the rules of the Securities and Exchange Commission as of the date of filing this proxy statement.

  COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 and related Securities and Exchange Commission rules require that directors, executive officers and beneficial owners of 10% or more of any class of equity securities report to the Securities and Exchange Commission changes in their beneficial ownership of the Company's Capital Stock and that any late filings be disclosed. Based solely on a review of the copies of such forms furnished to the Company, or representations that no Form 5 was required, the Company believed that during its fiscal year ended March 31, 2004, that there was compliance with all Section 16(a) filing requirements.

                  PROPOSAL NO. 1--ELECTION OF ONE DIRECTOR

NOMINEE FOR ELECTION

The Company's Directors, for continuity, are divided into three Classes:
I, II and III, to permit staggered terms for each class of Directors; they are elected for a three-year term. They are elected by class at each annual shareholders' meeting. At this Annual Shareholders' Meeting, one Director will be elected to serve until the next election of a Class III Director, for which such Director shall have been chosen for such time as his successor shall be elected and qualified. The nominee receiving the greatest number of votes at this Annual Shareholders' Meeting for the Director position will be elected. The number of Directors which shall constitute the whole board shall be five, but such number may be altered from time to time by amendment of the By-Laws, provided that such number shall not be less than three nor more than twelve. Presently, four Directors constitute the total number of Directors.

The nominee for election as a Class III Director at this Annual Shareholders' Meeting is set forth in the table below. The nominee has consented to serve as a Director, if elected. Unless authority to vote for any Director is withheld in a proxy, it is intended that each proxy will be voted FOR such nominee. In the event that the nominee for a Director should before the Meeting become unable to serve, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominees as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxies. To the best of the Company's knowledge, the nominee will be available to serve.

THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR THE NOMINEE LISTED BELOW.

                                                         Class Expiration
Nominee             Age   Position     Director Since   of Term of Office
-------             ---   --------     --------------   -----------------
Sidney Sodos         66   Director    February 9, 1998   Class III, 2007
                                                              Annual
                                                          Shareholders'
                                                              Meeting

Class III Director - term expires in 2007

Sidney Sodos, age 66, has been a Class III Director since February 9, 1998. Since May 10, 2004, he has been a non independent member of the Audit Committee. Mr. Sodos was the senior member of the law firm of Sodos & Kafkas, S.C. and on July 1, 2003 he became a member of the law firm of Machulak, Robertson & Sodos, S.C. He is licensed and has practiced law in the federal and state courts in the State of Wisconsin for a period of more than 36 years. He specializes in corporate litigation and media law. He was the Executive Director of the American Federation of Television and Radio Artists in the States of Wisconsin and Illinois (1974-1981). He served as a member of the North Shore East Water Trust, a division of a local municipality. He also was a moderator of a radio program (WTMJ Milwaukee, Wisconsin) "The Law and Sometimes Justice."

DIRECTORS WHOSE TERMS OF OFFICE HAVE NOT EXPIRED

Class I Director - term expires in 2005

Edward L. Machulak, age 78, has been a Director since September 1962. He presently is a Class I Director. Mr. Machulak has served as the President, Director, and Chairman of the Board of Directors of the Company since 1962, Treasurer since 1978, and on March 11, 1991, he was elected as a Member of the Directors' Executive Committee. He has been a member of the Audit Committee since February 9, 1998. He presently is a non-independent member of the Audit Committee, however, he qualifies as an audit committee financial expert. He also qualifies as a Director Emeritus. Reference is made to the notes of the Executive Compensation Summary Compensation Table for more information.

He is a Director and the President for each of the Company's subsidiaries: Homespan Realty Co., Inc.; San Luis Estates, Inc.; San Sebastian Gold Mines, Inc.; and Universal Developers, Inc. He was a Director, President and Treasurer of Ecomm Group Inc. until January 31, 1999 when he was elected as Director and Treasurer. On May 17, 2000, he was elected as Director, Secretary and Treasurer of Ecomm Group Inc. He is the authorized representative of the Commerce/Sanseb Joint Venture. He is a Director and President of Mineral San Sebastian S.A. de C.V. Also, he is involved in various capacities with the following companies:
General Lumber & Supply Co., Inc., Director; Edjo, Ltd., Director and Secretary; and Landpak, Inc., Director and Secretary.

Class II Director nominees - terms expire in 2006

John H. Curry, age 64, has been a Class II Director and since May 10, 2004 continues as a non independent member of the Audit Committee. Mr. Curry is an economist and was an economic advisor to the U.S. Government during more than 23 years in the Foreign Service working in U.S. Embassies abroad. He has broad financial and management executive skills in the public and private sector with knowledge and experience in dealing with international financial organizations. He has extensive experience with foreign governments, including international economic policy and trade relations, as well as familiarity with energy and mining markets, and has the ability to operate effectively in foreign cultures.

From 1993 to February 2003, he was the Assistant Director of Marketing and Chief Economist for Watanabe and Associates, Inc. and related firms CKC and KSK. On a part-time basis, he has been working from December 2000 to the present as an analyst and writer on international trade and economics for the website of the Summit of the Americas Center at Florida International University. From 1989 to 1993 he was employed by AmeriSecurities Corp., Continental Sales Company and Latine-Europe Corporation performing securities sales and marketing in Latin America and the Caribbean. From 1968 to 1989 he was employed by the U.S. Department of State - Foreign Service in various capacities, but primarily as an Economic Counselor for the U.S. Embassies in Mexico, Tunisia, Bolivia, Nicaragua, Costa Rica, El Salvador and Portugal. He then retired from the service.

He earned a Master of Arts in Applied Economics from the University of Michigan and a Bachelor of Arts in International Studies from Ohio State University. He also completed graduate courses in economics at the University of Detroit and accounting courses at Wayne State University, as well as many short courses with the Foreign Service Institute, Department of State Washington, D.C. He is fluent in Spanish and has a working knowledge of Portuguese.

Edward A. Machulak, age 52, (son of the Chairman and President) has been a Class II Director since October 28, 1985, and he was elected as a member of the Directors' Executive Committee on March 11, 1991. On May 10, 2004, he became a non independent member of the Audit Committee. He also qualifies as a Director Emeritus. He was elected as Executive Vice President on October 16, 1992 and as Secretary on January 12, 1987. He was the Assistant Secretary from April 15, 1986 through January 12, 1987. He is also a Director, Vice President and Secretary of: Homespan Realty Co., Inc. and San Luis Estates, Inc.; and is a Director and Secretary of San Sebastian Gold Mines, Inc. He was a Director and Secretary of Ecomm Group Inc. from 1997 to May 16, 2000. On May 17, 2000 he was elected as a Director and President of Ecomm Group Inc. His business experience is as follows: Director and Corporate Secretary of General Lumber & Supply Co., Inc., a building material wholesale and retail distribution center from April 1, 1970 to November 1983; Director and President of Gamco, Inc., a marketing and advertising company, from November 1983 to present; Director and President of Circular Marketing, Inc., an advertising and marketing business, from March 1986 to present; Director and President of MacPak, Inc., an Internet developer, since September 26, 1996 to present; Director and President of Edjo, Ltd., a company involved in the development, subdividing and sale of land and real estate from June 7, 1973 to present; Director and President of Landpak, Inc., a corporation which owns, operates, manages and sells real estate from September 1985 to present; and he was involved in other corporate real estate ventures and business activities since 1976. Reference is made to the notes of the Executive Compensation Summary Compensation Table for more information.

               CORPORATE GOVERNANCE, BOARD MATTERS AND ETHICS

Commerce is committed to having corporate governance principles. Having such principles is essential to running Commerce's business efficiently, however practicality must prevail in operating a small business. Presently, none of its Directors qualified as being independent. Edward
L. Machulak and Edward A. Machulak are Officers of the Company and Messrs. Sodos and Curry provide legal and consulting services. The Directors believe that collectively due to many years of experience they are capable of providing advice and direction that will be in the best interest of the shareholders.

They have a reputation for being transparent, honest and ethical in their many years of being in business. Historical information supports their ethical conduct, knowledge, fair, full and timely disclosures, their knowledge of compliance with laws, rules and regulations, and accountability to respect the code of business conduct and ethics.

COMMITTEES AND MEETINGS

EXECUTIVE COMMITTEE

The Executive Committee of the Board of Directors currently consists of Messrs. Edward L. Machulak and Edward A. Machulak (son of the President). The Executive Committee was formulated to provide the authority to act on behalf of the Directors during such time when the Directors are not in session; two Directors are elected to this committee. The Executive Committee provides additional resources to assist management in making strategic decisions and consults with management on technical, tactical, organizational and administrative matters, acquisitions and dispositions, exploration targets, mergers and policies regarding the long-term growth of the Company. During this fiscal year, the Executive Committee met each month, except when the quarterly Directors' meetings were held, for a total of eight meetings. The fee paid to a Director of the Executive Committee, (except the President), is $400 for each meeting attended.

AUDIT COMMITTEE

The Audit Committee of the Board of Directors was formed on February 9, 1998. Since May 10, 2004, none of the Directors qualify as being independent and the Board decided that the entire Board act on any matter pertaining to this committee. Messrs. John H. Curry and Edward L. Machulak qualify as audit committee financial experts. Five Audit Committee meetings were held in this fiscal year. The Audit Committee reviews and acts on the auditing performance and practices, risk management, financial and credit risks, accounting policies, tax matters, related party transactions, financial reporting and financial disclosure practices of the Company. The Committee is responsible for reviewing and selecting the Company's independent accountant, the scope of the annual audit, the nature of non-audit services, the fees to be paid to the independent accountant, the performance of the Company's independent accountant, the accounting practices of the Company, and all matters related. It meets before the regular quarterly meetings and before the annual Directors' meeting. There is no additional compensation paid for being a member of the Audit Committee. The Directors firmly believe, despite the fact that they are classified as being non-independent, that collectively they are capable of providing advice and counsel that will be in the best interest of the shareholders. The Charter of the Audit Committee is attached hereto as Exhibit A and is also available by writing to the Company.

COMPENSATION COMMITTEE

The Compensation Committee consists of its entire Board of Directors. None are independent. The Directors are responsible for establishing the total compensation for executive officers, including, but not limited to, salaries, bonuses, and all equity-based compensation, evaluating the performance of the Chief Executive Officer, for reviewing general plans of compensation and benefit programs for Company employees, for recommending Director compensation, and for reviewing and approving bonus and other awards. In addition, the Committee is charged with the full responsibility of administering all of the Company's other related employee benefits. The Directors held one meeting during the Company's fiscal year. The Charter of the Compensation Committee is available by writing to the Company, attention Investor Relations.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The Corporate Governance and Nominating Committee consists of the entire Board of Directors. The entire Board of Directors are responsible for the development of governance guidelines and practices for the effective operation of the Board in fulfilling its responsibilities; the review and assessment of the performance of the Board; and the nomination of prospective Directors for the Company's Board of Directors and Board committee memberships. The Company regularly monitors developments in
the areas of corporate governance.   The Charter of the Corporate
Governance and Nominating Committee is available by writing to the Company, attention Investor Relations.

During the Company's fiscal year ended March 31, 2004, the Board of Directors held five meetings, the Audit Committee held five meetings, the Compensation Committee held one meeting and the Corporate Governance and Nominating Committee held five meetings. All of the Directors and the nominee holding office attended 100% of the board meetings and meetings of committees of which they are members. All of the Company's Directors were present at the Annual Meeting held on October 17, 2003.

CONSIDERATION OF DIRECTOR NOMINEES

Shareholder Nominees

If a Shareholder wishes to recommend a nominee for the Board of Directors, the Shareholder should write to the Corporate Secretary of the Company at:

Corporate Secretary
Commerce Group Corp.
6001 North 91st Street
Milwaukee, Wisconsin  53225

Shareholders should specify the name and address of the nominee and the qualifications of such nominee for membership on the Board of Directors. All such recommendations will be brought to the attention of the Corporate Governance and Nominating Committee, which consists of all of the Directors.

Evaluating Nominees for Director

Nominations for open Board positions may come from a variety of sources including business contacts of current and former directors or officers, the use of a professional search firm selected by the Corporate Governance and Nominating Committee and shareholder nominations. In evaluating such nominations, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, skills and experience on the Board. Each nominee will be considered based on the need or desire to fill existing vacancies or expand the size of the Board and otherwise to select nominees that best suit the Company's needs.

Director Qualifications

Director candidates will be evaluated based on criteria developed by all of the Directors which form the Corporate Governance and Nominating Committee from time to time for each individual vacancy. Qualifications that will be considered for all nominees include, but are not limited to:

.. the ability of the prospective nominee to represent the interests of the shareholders of the Company;
.. the prospective nominee's personal, professional experiences and expertise;
.. the prospective nominee's standards of integrity, trustworthiness, honesty, commitment and independence of thought and judgment;
.. the prospective nominee's ability to dedicate sufficient time, energy and attention to the performance of the required responsibility.

ADDITIONAL INFORMATION CONCERNING DIRECTORS

All of the Directors holding office attended 100% of each of the meetings.

The Director's fees of $1,200 for each meeting held (excluding the President) are based on a minimum of four quarterly scheduled meetings held in February, May, August and November of each year. These fees, together with travel and out-of-pocket expenses, if any, are payable quarterly on the date of each quarterly scheduled meeting or if no quarterly meeting is held then such fees are payable on the second Monday of said month that the meeting was to be held. On January 1, 1981, the Directors unanimously agreed by resolution that cash payment of Directors' fees will be deferred until such time as the Company has adequate annual operating profits and a cash flow to make such payments. This resolution was reconfirmed on October 16, 1992. On September 16, 1994, at the Annual Directors' Meeting, the Directors unanimously adopted a resolution that in lieu of cash payment of Directors' fees, which are subject to the Company realizing a profit, and adequate cash flow, the Directors have an option to exchange the amount due to them for the Company's common shares on or before the close of each fiscal year based on a formula determined by the Directors. The Directors, in order to have a vested interest in the Company, are encouraged to own the Company's common shares. The Directors, at a regularly scheduled Directors' meeting held on February 9, 2004, established the conversion price for these and other common shares to be issued to be based on the average closing bid price of the shares traded during a period of time beginning on December 1, 2003 through February 9, 2004, but not less than the par value of $0.10 per share. The average closing price during this 71-day period was $.27 a share. The average closing price of $0.27 per share was used in determining the number of shares issued for employee bonuses, consultants, and services rendered through March 31, 2004. During March 2004, all of the Directors and Officers exercised their rights to convert the $27,300 due to them for Director fees and Officer compensation for 101,110 of the Company's common shares. In addition, one Director provided consulting services and received 39,742 of the Company's common shares ($10,200).

         PROPOSAL NO. 2--RATIFICATION OF THE APPOINTMENT OF AUDITOR

Bruce Michael Redlin, CPA, LLC has been the independent accounting firm that audits the financial statements of Commerce Group Corp., its Commerce/Sanseb Joint Venture, and its subsidiaries since 1982. In addition to performing the audit of the Company's consolidated financial statements, Bruce Michael Redlin, CPA, LLC provided services consisting of reviewing the Company's SEC filings for the Company's March 31, 2004 fiscal year. The Audit Committee reviewed the summaries of the services provided and concluded that the non audit services were negligible, if any.

The Board of Directors and the Audit Committee recommend that the shareholders ratify the appointment of Bruce Michael Redlin, CPA, LLC as the Company's independent public accountant for the fiscal year ended March 31, 2005. Although ratification of the appointment of the accountant by the shareholders is not legally required, the Company's Board of Directors believes such ratification to be in the best interest of the Company. If the shareholders do not ratify this appointment, other firms of certified public accountants will be considered by the Board of Directors. Bruce Michael Redlin, CPA, LLC was the Company's independent public accountant for the fiscal year ended March 31, 2004. He is expected to attend the Annual Meeting with the opportunity to make a statement if he desires or is required to do so and he, or a representative, will be available at that time to respond to appropriate questions. The Directors recommend that the shareholders vote FOR such appointment. Proxies solicited by the Directors will be so voted unless shareholders specify in their proxies a contrary choice.

COMMUNICATIONS WITH THE BOARD

Individuals may communicate with the Board by writing to:

Board of Directors
Commerce Group Corp.
6001 North 91st Street
Milwaukee, Wisconsin  53225

Communications that are intended specifically for any Director should be sent to the address above to the attention of the Chairman of the Board. Company personnel designated by the Company will review and create a log of all such correspondence that, in the opinion of the Company, deals with the functions of the Board or committees thereof. The Chairman of the Board periodically reviews the log of all such correspondence received by the Company and determines which items to bring to the attention of the full Board or to any particular Committee of the Board.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report of the Audit Committee, the report of the Compensation Committee and the performance graph shall not be incorporated by reference into any such filings.

                          AUDIT COMMITTEE REPORT

To the Board of Directors:

     The Audit Committee from May 10, 2004 consists of the entire Board of Directors: John H. Curry, Edward A. Machulak, Edward L. Machulak and Sidney Sodos. None qualify as an "independent director" as defined in the Exchange Act. Therefore, the entire Board consists of the Audit Committee. John H. Curry and Edward L. Machulak qualify as "audit committee financial experts."

     The Audit Committee, consisting of the entire Board of Directors, reviews and acts on auditing performance and practices, risk management, financial and credit risks, accounting policies, tax matters, related party transactions, financial reporting and financial disclosure practices of the Company. The Audit Committee is responsible for reviewing and selecting the Company's independent accountants, the scope of the annual audit, the nature of non-audit services, the fees to be paid to the independent accountants, the performance of the Company's independent accountants and the accounting practices of the Company.

     We have reviewed and discussed with management the Company's audited financial statements as of, and for the fiscal year ended March 31, 2004.

     We have discussed with the independent auditor, Bruce Michael Redlin, CPA, LLC, (BMR) the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from BMR required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditor the auditor's independence. The Audit Committee has reviewed the services provided by the independent auditor and has specifically pre-approved all services performed by the auditor and determined that all fees billed by BMR for non-audit services are compatible with maintaining the auditor's independence.

     Based on the reviews and discussions referred to above, the Board of Directors recommend that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004, for filing with the Securities and Exchange
Commission.

Audit Committee of the Board of Directors

May 10, 2004     Edward L. Machulak (Chairman)        Edward A. Machulak
                 John H. Curry                        Sidney Sodos

A copy of the Audit Committee Charter is attached as Exhibit A to this proxy statement.

                           EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE

The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graphs by reference therein.

The Compensation Committee of the Board consisting of the entire Board of Directors has furnished the following report on executive compensation for its fiscal year ended March 31, 2004.

The Company's executive compensation program is administered by all of the Directors; presently Edward L. Machulak, Edward A. Machulak, Sidney Sodos and John H. Curry. None of the Directors are considered to be independent. During the fiscal year ended March 31, 2004, the Directors have considered many factors such as business performance, cash preservation, Company goals, and any other components necessary to arrive at a just compensation for the Company's Officers. They also considered the needs of attracting, developing, rewarding and retaining highly qualified and productive individuals by providing them with attractive compensation awards. The Directors want to ensure compensation levels that are externally competitive and internally equitable, therefore, the Directors agreed to provide an encouraging executive stock ownership program to enhance a mutuality of interest with other shareholders. The Directors are committed to a strong, positive link between the Company's achievement of its goals, taking into consideration its financial condition, compensation and benefit plans.

BASE SALARY

The Directors review each Officer's salary annually. In determining appropriate salary levels, they consider the level and scope of responsibility, experience, Company and individual performance, internal equity, as well as pay practices of other companies relating to executives of similar responsibility. By design, they strive to set executives' salaries at competitive market levels.

They believe maximum performance can be encouraged through the use of appropriate incentive programs. Incentive programs for executives are as follows:

SHORT-TERM INCENTIVE PLAN COMPENSATION

Annual incentive awards are made to executives and managers to recognize and reward corporate and individual performance. The Directors' plan provides an incentive fund. A portion of the available bonus is reserved for discretionary performance awards by the Company's President for other employees whose efforts and performance are judged to be exceptional.
Due to the Company's preservation of cash and because the Company has limited revenues and it is not in gold production, the cash incentives have been deferred, however incentives, at the discretion of the recipient, may be payable by the issuance of the Company's common shares. There were no cash or other bonuses paid to any executive during the past three fiscal years. The amount individual executives may earn is directly dependent upon the individual's position, responsibility, and ability to impact the Company's financial success. External market data is reviewed periodically to determine competitive incentive opportunities for individual executives. (Reference is made to "Chief Executive Officer" for additional information.)

EQUITY-BASED COMPENSATION
NON-STATUTORY STOCK OPTION ("NSO") AND STOCK APPRECIATION RIGHTS ("SAR")
PLANS

The purpose of these plans is to provide additional incentives to employees to work to maximize shareholder value. The NSO and SAR plans generally utilize a vesting period to encourage key employees to continue in the employ of the Company. The Directors are charged with the responsibility of administering and granting non-statutory stock options and stock appreciation rights. Due to the Company not being in gold production and having indeterminable profits, no NSOs or SARs have ever been granted, but it is intended to provide these benefits at such time in the future as determined by the Directors.

LONG-TERM INCENTIVE PLAN COMPENSATION

Other than the promises, assurances, and understanding that the accrued salary of Mr. Edward L. Machulak, President, as of March 31, 2004 ($2,815,265), will be paid and an adjustment will be made at such time as the Company has adequate funds to compensate him for the loss of the dollar value due to inflation that took place over the past 23 years, the only other obligation associated with his services are as follows: On February 16, 1987, by a Consent Resolution of all of the Directors, Edward L. Machulak, the President, was awarded as a bonus compensation the following: For a period of twenty (20) years, commencing the first day of the month following the month in which the Company begins to produce gold on a full production basis from its El Salvadoran gold mining operations, the Company will pay annually to the President two percent (2%) of the pre-tax profits earned from these operations.

SERVICES AND CONSULTING COMPENSATION PLAN COVERED UNDER SEC FORM S-8
REGISTRATIONS

On June 10, 2002, the Company filed its fifth SEC Form S-8 Registration Statement No. 333-90122 under the Securities Act of 1933, and it registered 1,500,000 of the Company's $0.10 par value common shares for the purpose of distributing shares pursuant to the plan contained in such registration. From the 1,500,000 shares registered, 682,459 shares were issued, and 817,541 shares remain to be issued as of March 31, 2004.

COMMERCE GROUP CORP. EMPLOYEE BENEFIT ACCOUNT (CGCEBA)

This account was established for the purpose of compensating the Company's employees for benefits such as retirement, severance pay, and all other related compensation that is mandatory under El Salvadoran labor regulations, and/or as determined by the Officers of the Corporation. The Directors provide the Officers of the Company with the authority to issue its common shares to the CGCEBA on an as needed basis. Under this plan, payment can be made to any employee of the Company or the Company's subsidiaries. The CGCEBA has sold some of the shares issued to this account from time to time to meet its obligations to its El Salvadoran employees. As of April 1, 2003, there were 321,000 shares in this account. An additional 350,000 shares were issued and 286,000 shares were sold, leaving a balance of 385,000 shares as of March 31, 2004.

EMPLOYMENT AGREEMENTS

With the exception of the disclosure made herein relative to Mr. Edward
L. Machulak's (President) bonus compensation, and because the Directors have agreed that he will be adequately compensated, he has no separate employment agreements, but he has a general understanding of the incentive compensation to be provided to him. There are no formal termination or severance arrangements.

CHIEF EXECUTIVE OFFICER

In order to induce the President of the Company, Mr. Edward L. Machulak, to continue using his best efforts to place the San Sebastian Gold Mine into production, to expand the gold ore reserves, to conduct the exploration in the two concessions received from the Republic of El Salvador, to have the Company acquire any other Director-approved business, or to successfully merge the Company into another business entity, the Directors have assured him that he will be adequately compensated for his time, effort and achievements. This additional recompense is to make certain that the Company's goal to produce gold is realized and/or that another business may be acquired or that a merger take place. The Directors believe that maximum performance will be achieved due to the assurance of these continuous promises. They also recognize that the price of gold prior to January 2002 was depressed and that presently the U.S. economy is in a state of inflation, war, and is subject to attacks by terrorists. The fact that at this time there is more worldwide interest in gold makes the prospects of achieving a loan or business arrangement more positive. The present obstacle is the lugubrious stock price. If such sale price, based on the current trading price of the common shares were employed, it would substantially dilute the shareholders' equity.

In view of the fact that the President of the Company has not received any cash payment for salaries for more than 23 years and that the value of the amount due to him has deteriorated due to inflation and other economic factors, the Directors have agreed to justly take these conditions into consideration at such time when the Company will be in a position to make a cash or any other mutually satisfactory payment arrangement. One of the greater achievements made by the President was to spearhead, direct and obtain two concessions from the Government of El Salvador, which vastly expanded the Company's mining rights from an area of 1,454 acres to an area of 21,489 acres, all in and around the San Sebastian Gold Mine. This additional area includes eleven formerly-operated mines which should provide an opportunity to increase the gold and silver ore reserves. Also, a 30-year renewed exploitation concession was obtained.

The Directors believe that the Company's President is achieving the Company's objective considering that the equity funding arrangements for the mining operations continue to be problematic. The interest in funding has been greatly enhanced since the price of gold has increased dramatically.

Compensation Committee of the Board of Directors

May 10, 2004   Edward L. Machulak (Chairman)      Edward A. Machulak
               John H. Curry                      Sidney Sodos

                         EXECUTIVE COMPENSATION
                       SUMMARY COMPENSATION TABLE

The following table discloses compensation for the past three fiscal years ended March 31, earned, but not received (all accrued) by the Company's Chief Executive Officer; there was no other Company Executive Officer that earned or was paid a salary in excess of $100,000 during this fiscal year:

                                                            All Other
    Name and              Annual Compensation (1)          Compensation
Principal Position   Year        Salary            Bonus   (1)(2)(3)&(4)
------------------   ---- -----------------------  -----   -------------
Edward L. Machulak   2004  $178,750 (None Paid-   (1)&(2)   All Accrued-
(Chairman,                 All Accrued)                     None Paid
President,           2003  $178,750 (None Paid-   (1)&(2)   All Accrued-
Chief Executive            All Accrued)                     None Paid
Officer              2002  $178,750 (None Paid-   (1)&(2)   All Accrued-
and Treasurer)             All Accrued)                     None Paid

(1) The total salaries and vacation pay payable to Edward L. Machulak over a 23-year period amounted to $2,815,265 and were accrued since April 1, 1981: 11 years at $5,645 monthly, four and one-half years at $9,562.50 monthly, and seven and one-half years at $13,750 monthly. In addition, on October 20, 2000, the Directors unanimously adopted a resolution to compensate him for vacation pay at the rate of one month for each year of service, beginning on April 1, 1981, which amounts to 23 years at $13,750 or $316,250, which is accrued and added to the total unpaid salaries. The accrual of salaries is at the request of the Company to assist the Company with its cash preservation. The salaries do not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or ten percent of the total amount of accrued annual salary and bonus owed to him.

(2) On February 16, 1987, by a Consent Resolution of all of the Directors, Edward L. Machulak, the President, was awarded as a bonus compensation the following: For a period of twenty (20) years, commencing the first day of the month following the month in which the Company begins to produce gold on a full production basis from its El Salvadoran gold mining operations, the Company will pay annually to the President two percent (2%) of the pre-tax profits earned from these operations.

(3) On March 11, 1991, the Directors decided that it would be in the best interest of the Company to reactivate its Executive Committee with authority to act on behalf of the Directors during such time when the Directors are not in session; two members were elected to this committee. The Executive Committee meets each month or more often when a regular Directors' meeting is not held. The members of the Executive Committee (excluding the President of the Company, who is a Director and a member of the committee) receive a $400 compensation fee for each meeting attended. During this fiscal year, a total of eight executive meetings were held and all were 100% attended. On February 9, 1998, the Directors formed an Audit Committee which meets before or after each quarterly Directors' meeting and before or after the annual Directors' meeting, providing there is business to be conducted, at no additional compensation. During the fiscal period ended March 31, 2004, five Audit Committee meetings were held and all were 100% attended. On May 10, 2004, the Directors acknowledged that none of them qualified as being an independent Audit Committee member, therefore, they decided that all of the Directors in concert would act as an Audit Committee.

(4) Members of the Board of Directors who were Directors as of December 5, 1979, and Directors thereafter who have been Directors for a period of 15 years or more and do not stand for re-election shall become Directors Emeriti. Such Directors are entitled to receive notice of all Board meetings, to attend such meetings, and to receive Directors' fees regardless of attendance at any meeting, at a fee of not less than that provided prior to becoming a Director Emeritus. An individual serving solely as a Director Emeritus is not entitled to vote on any matter before the Board nor to be counted as a member of the Board for the purpose of determining a quorum. At present, there are two Directors who qualify as Director Emeriti, but since they hold a directorship, they are not eligible for the benefits.

There have never been any arrangements or understandings between any Director and any other person pursuant to which any Director was selected as a Director, except the understanding between the Directors and Edward
L. Machulak, President of the Company, as explained under the captions "Employment Agreements" and "Chief Executive Officer on page 11 of this proxy statement.

                             PERFORMANCE GRAPH

The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Zacks Investment Research, Inc. of Chicago, Illinois prepared the Company's Performance Graph. With the premise that $100 had been invested on May 5, 1999, by the purchase of the Company's shares, it then compares the Company's performance through March 31, 2004, against two measurements: the NASDAQ Market Index (used as the Broad Market Index), and the Peer Group Index (Industry SIC Code Index 1041--Gold Ores or 1997 NAICS - 212221). The ten companies that comprise the Peer Group are as follows: Atlas Minerals Inc.; Breakwater Resources Ltd.; Caledonia Mining Corp.; Campbell Resources Inc.; Cassidy Gold Corp.; Central Minera Corporation; Earth Sciences Inc.; Golden Eagle International Inc.; Namibian Minerals Corp.; and Nord Resources Corp.
The Company's shares were halted from trading on Nasdaq from January 29, 1999 through March 31, 1999, and then were delisted from Nasdaq on March 31, 1999. Trading then took place on the pink sheets and beginning on May 5, 1999 on the Over the Counter Bulletin Board (OTCBB). The graph also assumes the reinvestment of dividends, if any, for each measurement period; there were none. The information shown on the chart below is an historical record of the Company's stock market price, does not reflect the value of the gold ore reserves, and it is not indicative of the Company's future performance.


            COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                  ASSUMES INITIAL INVESTMENT OF $100
                     MAY 5, 1999 THROUGH MARCH 2004

[The chart/graph could not be converted into ASCII. The data used to make the chart/graph is listed below.]

                      5/5/99   3/31/00   3/31/01   3/31/02   3/31/03   3/31/04
                     -------   -------   -------   -------   -------   -------
Commerce Group       $100.00   $ 75.00    $14.00    $16.00    $40.00    $44.00
NASDAQ MARKET INDEX  $100.00   $184.15    $74.28    $74.73    $54.58    $81.65
Peer Group           $100.00   $ 90.65    $33.25    $21.81    $19.73    $34.27


The Broad Market Index chosen was the NASDAQ Market Index.  Source:
Zacks Investment Research, Inc., 155 North Wacker Drive, Chicago, IL 60606, Telephone 312-630-9880; Fax 312-630-9898.

           CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Company is primarily in a holding pattern and only performing basic gold exploration, therefore, there were no revenues since April 1, 2000. Various transactions with management on an individual basis and with the affiliates were entered into by the Company in order to utilize assets whenever possible, other than cash to meet its or its affiliates' obligations when due. This practice preserved the Company's cash resources for use in meeting its obligations. These disclosures are updated herein as follows:

(1)  EDWARD L. MACHULAK (ELM) TRANSACTIONS (PRESIDENT OF THE COMPANY)

With the consent and annual formal approval of the Directors, the President of the Company, as an individual and not as a Director or Officer of the Company, entered into the following financial transactions with the Company, the status of which is reflected as of March 31, 2004:

The Company, in an attempt to preserve cash, had prevailed on its President to accrue his salary for the past 23 years: 11 years at $67,740 annually ($745,140); four and one-half years at $114,750 annually ($516,375); and seven and one-half years at $165,000 annually ($1,237,500) for a total of $2,499,015. In addition, on October 20, 2000, the Directors unanimously adopted a resolution to compensate him for vacation pay at the rate of one month for each year of service, beginning on April 1, 1981, which amounts to 23 years at $13,750 or $316,250, which is to be accrued and added to the unpaid salaries, for a total of $2,815,265 due to him as of March 31, 2004.

The amount of funds which the Company has borrowed from its President from time to time, together with accrued interest, amounts to $6,565,817. To evidence this debt, the Company, with the Directors' approval, had issued its President open-ended, secured, on-demand promissory note(s), with interest payable monthly at the prime rate plus 2%, but not less than 16% per annum.

In order to satisfy the Company's cash requirements from time to time, the Company's President has sold or pledged as collateral for loans, shares of the Company's common stock owned by him. In order to compensate its President for selling or pledging his shares on behalf of the Company, the Company has made a practice of issuing him the number of restricted shares of common stock equivalent to the number of shares sold or pledged, plus an additional number of shares equivalent to the amount of accrued interest calculated at the prime rate plus 3% per annum and payable monthly. The Company received all of the net cash proceeds from the sale or from the pledge of these shares. The Company did not borrow any common shares during this fiscal year. It may owe additional common shares for such shares loaned or pledged by him for collateral purposes to others for the benefit of the Company, all in accordance with the terms and conditions of Director-approved, open-ended loan agreements dated June 20, 1988, October 14, 1988, May 17, 1989, and April 1, 1990.

On February 16, 1987, the Company granted its President, by unanimous consent of the Board of Directors, compensation in the form of a bonus in the amount of 2% of the pre-tax profits realized by the Company from its gold mining operations in El Salvador, payable annually over a period of 20 years commencing on the first day of the month following the month in which gold production commences on a full production basis.

PRESIDENT'S OWNERSHIP OF MINERAL SAN SEBASTIAN S.A. DE C.V. (MISANSE) COMMON SHARES

Prior proxy statements have detailed the circumstances in which, with Directors' approval, the President has acquired on December 10, 1993, the ownership of 203 Misanse common shares. In addition, as of June 1995, he personally, for his own account, purchased an additional 264 Misanse common shares from a Misanse shareholder in an arms-length transaction. There are a total of 2,600 Misanse shares issued and outstanding. The Company has agreed in connection with the issuance of a previous mining concession from the Government of El Salvador not to exceed its 52% Misanse stock ownership, therefore, the Company at that time could not acquire the shares he purchased. The renewed thirty (30) year concession issued by the Government of El Salvador on May 20, 2004, does not contain this restriction.

COLLATERAL PLEDGED TO SECURE THE PROMISSORY NOTES

The following collateral is held by ELM as an individual and not as a Director or Officer of Commerce and in concert with the Edward L. Machulak Rollover Individual Retirement Account, the Sylvia Machulak Rollover Individual Retirement Account, Sylvia Machulak and General Lumber & Supply Co., Inc.: (1) 2,002,037 shares of the Sanseb $0.10 par value common stock; (2) 1,346 Mineral San Sebastian, S.A. de C.V. common shares, 100 colones par value; (3) 300 Homespan Realty Co., Inc. no par value common shares; (4) 1,800 Universal Developers, Inc. no par value common shares; (5) one voting membership certificate of San Luis Valley Irrigation Well Owners, Inc.; (6) certificate no. 312 consisting of ..001447 units of Augmentation Plan Number One of San Luis Valley Irrigation Well Owners, Inc.; (7) 100 Ecomm Group Inc., $0.10 par value common shares; (8) assignment with others of the 1987 concession granted by the Government of El Salvador to Misanse which was assigned by Misanse to the Joint Venture and renewed by the Government of El Salvador on May 20, 2004 with a 30-year term exploitation concession consisting of 304 acres; (9) the New San Sebastian Gold Mine Exploration Concession consisting of an area of 10,070 acres received from the Government of El Salvador on March 3, 2003; (10) the lease agreement by and between Mineral San Sebastian Sociedad Anomina de Capital Variable (Misanse) and Commerce dated January 14, 2003; (11) the San Cristobal Mill and Plant three-year lease executed on April 26, 2004, retroactive to November 13, 2003; (12) all of its current investment holdings; (13) all other miscellaneous assets owned by the Company filed under the Uniform Commercial Code requirements, and all other assets owned by the Joint Venture and/or its subsidiaries, including the gold ore reserves; (14) the assignment and pledge with others of all rights, titles, claims, remedies, and interest held by the Commerce/Sanseb Joint Venture which was formed on September 22, 1987, including the gold ore reserves; and
(15) the cross-pledge collateral rights. A Director-approved confirmation agreement dated May 10, 2004 containing all of the details has been filed with the U.S. S.E.C. in the Company's Form 10-K as Exhibits 99.1, 99.2, 99.3 and 99.4.

ADDITIONAL COLLATERAL PLEDGED TO CERTAIN RELATED PARTIES

In addition to the above collateral, the Company pledged the following collateral to ELM, the Edward L. Machulak Rollover Individual Retirement Account, General Lumber, Sylvia Machulak, and the Sylvia Machulak
Rollover Individual Retirement Account:

(a) The Nueva Esparta Exploration Concession/License dated May 25, 2004 issued by the Ministry of Economy's Director of El Salvador
     Department of Hydrocarbons and Mines (DHM) consisting of 11,115 acres.

(b)  The 30-year Renewed San Sebastian Gold Mine Exploitation
     Concession/License (Renewed SSGM) consisting of 304 acres.

(2)  EDWARD L. MACHULAK ROLLOVER INDIVIDUAL RETIREMENT ACCOUNT (ELM RIRA)

As of March 31, 2004, the Company had borrowed an aggregate of $915,066, including accrued interest, from the Company's President's ELM RIRA. These loans are evidenced by the Company's open-ended, secured, on-demand promissory note, with interest payable monthly at the prime rate plus 4% per annum, but not less than 16% per annum.

On August 14, 2000, in order to reduce debt, the Directors authorized the Officers of the Company to negotiate the sale of its non-income producing asset (all of the precious stones and jewelry) to the ELM RIRA at the Company's March 31, 2004 book value of $132,448. When this transaction occurs, it will reduce the amount due to the ELM RIRA. On December 17, 2003 in order to reduce the Company's debt and to provide liquidity to the ELM RIRA, the Company, with Director approval, sold to the ELM RIRA, 200,000 of its restricted common shares at a price of $.25 for each share and a total of $50,000. The sales price was no less favorable than the sales price negotiated at that time with unrelated third parties. The collateral pledged is the same collateral pledged as described in "(1) Edward L. Machulak (ELM) Transactions (President of the Company)."

Reference is also made to "Transactions with Management and Others," and specifically to "Collateral Pledged to Secure Promissory Notes" for a description of collateral pledged in concert with the other described lenders.

(3)  GENERAL LUMBER & SUPPLY CO., INC. ("GENERAL LUMBER" OR "GLSCO")

Also, with the consent and approval of the Directors, a company in which the President has a 55% ownership (General Lumber), entered into the following agreements, and the status is reflected as of March 31, 2004:

General Lumber has been issued an open-ended, secured, on-demand
promissory note by the Company which amounts to $1,262,390.   The annual
interest rate is 4% plus the prime rate, but not less than 16%, and it is payable monthly.

The Company leases approximately 4,032 square feet on a month-to-month basis for its corporate headquarters office; the monthly rental charge is $2,789, and the annual amount charged for the past three fiscal years is as follows: 2004, $33,468; 2003, $33,468; and 2002, $33,468.

General Lumber provides consulting, administrative services, use of data processing equipment, use of its vehicles and other property as required from time to time by the Company. Total charges for these services were as follows: 2004, $7,200; 2003, $7,200; and 2002, $7,200.

In lieu of cash payments for the office space rental and for the consulting, administrative services, etc., these amounts due are added each month to General Lumber's open-ended, secured, on-demand promissory note issued by the Company.

In addition, General Lumber does use its credit facilities from time to time to purchase items needed for the Joint Venture's mining needs.

The collateral specifically pledged to General Lumber securing the promissory note(s) is as follows: (1) 48,645 San Luis Estates, Inc. common shares, $0.50 par value; (2) an interest with the President of the Company in an assignment and pledge of all of the corporate assets and on all of its subsidiaries' assets which has been filed under the Uniform Commercial Code requirements; (3) reference is made to the "Transactions with Management and Others" and Edward L. Machulak's "Collateral Pledged to Secure Promissory Notes" for a description of collateral pledged in concert with other described lenders.

The Company purchased merchandise that it required from time to time from General Lumber during its fiscal year ended March 31, 2004, on behalf of itself and its Joint Venture. These purchases are believed to have been at a price and at terms equal to or better than generally offered to other customers.

During June 2001, the Officers negotiated a Director-approved transaction to accredited investors consisting of the sale of a unit of one share of its restricted common shares at a price of $.15 a share and a two-year option to purchase a restricted common share at a price of $.25 a share. After concluding such third-party, arms-length negotiations, on June 24, 2003, General Lumber participated by purchasing 250,000 restricted common shares at a price of $.15 each and it received 250,000 two-year options to purchase restricted common shares at a price of $.25 each. The payment for these units was made by a partial reduction of a promissory note due to General Lumber issued by the Company. On June 24, 2003, General Lumber exercised its option to purchase the 250,000 restricted common shares at a price of $.25 per share. The payment for these shares was made by reducing the amount due on a promissory note due to General Lumber.

On December 17, 2003, in order to reduce debt, and in consideration for cancellation of $115,900 of debt owed to GLSCO, the Company, with Directors' approval, sold to GLSCO 436,600 of its restricted common shares, $.10 par value, at a price of $.25 a share at a price no different than that paid by other non related accredited parties.

(4) SYLVIA MACHULAK ROLLOVER INVIDIDUAL RETIREMENT ACCOUNT (SM RIRA) AND SYLVIA MACHULAK, AS A CONSULTANT (SM)

As of March 31, 2004, the SM RIRA has the Company's open-ended, secured, on-demand promissory note in the sum of $503,381 which bears interest at an annual rate of prime plus three percent, but not less than 16% and the interest is payable monthly.

The SM RIRA has as collateral the following:  (1) 48,645 San Luis
Estates, Inc. common shares, $0.50 par value; and (2) assignment with others of the 1987 concession granted to Misanse which was assigned by Misanse to the Joint Venture.

The President's wife has performed consulting services for which payment has not been made since October 1, 1994. On September 16, 1994 the Directors adopted a resolution to establish her compensation as a consultant to be $2,800 per month to be continued until such time that her consulting and advisory services are terminated. On October 20, 2000, the Directors, pursuant to a resolution, agreed to record the liability to SM by recognizing that she did not receive any payment for her services from October 1, 1994 through September 30, 2000. Therefore, an amount equaling 72 months multiplied by $2,800 or $201,600 was recorded on the Company's financial statements as an accrual of funds owed to her. Beginning with October 1, 2000, her monthly consulting fees were increased to $3,000 a month, which amounted to 42 months or $126,000. The total amount due to her as of March 31, 2004 is $327,600.

(5)  CROSS-PLEDGE COLLATERAL AGREEMENT

The President, ELM, as an individual and not as a Director or Officer of the Company, the ELM RIRA, General Lumber, the SM RIRA, and SM, individually are entitled to specific collateral that has been pledged to them by the Company, its subsidiaries, affiliates, and the Joint Venture. Upon default by the Company, or its subsidiaries, affiliates, or the Joint Venture, ELM, the ELM RIRA, General Lumber, the SM RIRA, and SM, have the first right to the proceeds from the specific collateral pledged to each of them. The Company, its subsidiaries, its affiliates, and the Joint Venture also have cross-pledged the collateral without diminishing the rights of the specific collateral pledged to each of the following:
ELM, the ELM RIRA, General Lumber, the SM RIRA, and SM. The purpose and the intent of the cross-pledge of collateral is to assure ELM, the ELM RIRA, General Lumber, the SM RIRA, and SM, that each of them would be paid in full; and any excess collateral that would be available is for the purpose of satisfying any debts and obligations due to each of the named parties. The formula to be used (after deducting the payments made from the specific collateral) is to total all of the debts due to ELM, the ELM RIRA, General Lumber, the SM RIRA, and SM, and then to divide the total debt into each individual debt to establish each individual percentage of the outstanding debt due. This percentage then will be multiplied by the total of the excess collateral to determine the amount of proceeds to be paid to each party from the excess collateral due to each of them.

(6)  CANCELLATION OF THE INTER-COMPANY DEBTS UPON DEFAULT

Since part of the collateral pledged to ELM, the ELM RIRA, General Lumber, the SM RIRA, and SM is the common stock of Homespan Realty Co., Inc., Ecomm Group Inc., San Sebastian Gold Mines, Inc., San Luis Estates, Inc.; Mineral San Sebastian, S.A. de C.V., Universal Developers, Inc., and one hundred percent of the Company's interest in the Commerce/Sanseb Joint Venture, the Company agreed, upon default of the payment of principal or interest to any of the lenders mentioned herein, that it will cancel any inter-company debts owed to the Company by any of its wholly-owned subsidiaries or affiliates at such time as any of the stock or Joint Venture ownership is transferred as a result of default of any promissory note.

(7)  GUARANTORS

The agreement among the lenders further confirms that the Company and all of the following are guarantors of loans made to each of the lenders:
Commerce/Sanseb Joint Venture; Homespan Realty Co., Inc.; Ecomm Group Inc., San Luis Estates, Inc.; San Sebastian Gold Mines, Inc.; and Universal Developers, Inc. They jointly and severally guaranteed payment of the note(s) that they caused to be issued and also agreed that these note(s) may be accelerated in accordance with the provisions contained in the agreement and/or any collateral or mortgage/deeds of trust securing these notes. Also, the Company and all of its subsidiaries and affiliates, including the Commerce/Sanseb Joint Venture, agreed to the cross-pledge of the collateral for the benefit of ELM, the ELM RIRA, General Lumber, the SM RIRA, and SM.

(8)  DIRECTORS' AND OFFICERS' TRANSACTIONS

The Directors, by their agreement, have deferred cash payment of their Director fees beginning on January 1, 1981, until such time as the Company's operations are profitable, and there is a cash flow. In the past, Directors were allowed to apply the payment for fees earned by them in exchange for the Company's common shares. Said pricing of shares varied and was dependent partially on the market value of the tradable common shares. Beginning with October 1, 1996, the Director fees are $1,200 for each quarterly meeting and $400 for the attendance of any other Directors' meeting. The Executive Director fees beginning on October 1, 1996, were fixed at $400 a meeting. The Director/President of the Company does not receive any Director fees.

During March 2004, the Directors/Officers exercised their rights to purchase 101,110 common shares, par value $0.10, at a price of $0.27 per
share in lieu of any cash compensation for compensation due to them.   On
February 9, 2004, at a regularly scheduled Directors' meeting, the Directors adopted a resolution to use the average close bid price of the Company's common shares during a period from December 1, 2003 through February 9, 2004 as a value for the common shares to be issued, but not less than the $0.10 par value. This same formula was used the previous year. The average closing bid price during this period was $.27 per share. During March 2004, the Directors and Officers exercised their rights to convert the $27,300 due to them for Director fees and Officer compensation for 101,110 of the Company's non-restricted common shares.

A Director provided consulting services to the Company. He was compensated by the Company's issuing its common shares, $.10 par value, to him. In December 2003, 26,650 shares were issued to him, and in March 2004, 13,102 shares were issued to him for a total compensation of $10,200.

(9)  MACHULAK, ROBERTSON & SODOS, S.C. ("LAW FIRM")

The Law Firm which represents the Company in which a son of the President and one of the Company's Directors are principals is owed as of March 31, 2004, the sum of $327,015 for 1,768 hours of legal services rendered from July 1980 through March 31, 2004. The amount due is based on the present current hourly rate charged by the Law Firm to the Company. By agreement, these fees are to be adjusted to commensurate with the hourly fees charged by the Law Firm on the date of payment of this obligation.

(10)  RELATED PARTY LOAN

The Company issued to the son of the President and his wife an open-ended, on-demand promissory note in which the sum of $153,828 is due as of March 31, 2004; it bears interest at an annual rate of 16% payable monthly.

(11)  CONFIRMATION AGREEMENTS

The Company, with Directors' approval, as of the end of each fiscal year, enters into confirmation agreements with ELM as an individual, and not as a Director or Officer of the Company, the ELM RIRA, General Lumber, and Sylvia Machulak as an individual and for the SM RIRA, to acknowledge the amount due, the collateral pledged, and other pertinent facts and understandings of the agreement. These agreements are filed annually as exhibits to the SEC Form 10-K.

(12)  INTERCOMPANY TRANSACTIONS AND OTHER TRANSACTIONS

(a) In addition to the transactions between the Company and General Lumber, and certain individuals who also are Directors and Officers of the Company and between the Company and its Officers, Directors and affiliates, the Company has had transactions with its subsidiaries, San Luis Estates, Inc., Universal Developers, Inc., Homespan Realty Co., Inc., Ecomm Group Inc., San Sebastian Gold Mines, Inc. ($36,340,906 due to the Company), Mineral San Sebastian S.A. de C.V., and substantial transactions with the Commerce/Sanseb Joint Venture.

(b) The Company advances funds, allocates expenses, and charges for disbursements made to the Joint Venture. The Joint Venture in turn capitalizes all of these advances, allocations, expenses, and disbursements.

(c) The Company has adopted a policy to maintain a separate accounting of the amount due to it from Sanseb and the Joint Venture. This independent accounting will be maintained by the Company to reflect its investment and the amount due to it. This record will become the official document for future Joint Venture cash distributions. All of the advances and interest earned will be paid to the Company before the distribution to others of any of the Joint Venture's profits or cash flow.

     The Company maintains a separate accounting for the funds or credits advanced to the Joint Venture and for the interest charged which is at the prime rate quoted on the first business day of each month plus four percent and said interest is payable monthly. These advances, together with interest, are to be paid to the Company prior to the distribution of any of the Joint Venture profits, and are reflected as follows:


    Company Net Advances to the Joint Venture
    -----------------------------------------         Total       Interest
                                                     Advances      Charges
                                                   -----------   -----------
Balance March 31, 2003                             $40,181,015   $23,751,735
 Advances during fiscal year ended March 31, 2004    4,114,110     3,448,432
                                                   -----------   -----------
 Total Company's net advances                       44,295,125    27,200,167
 Advances by three of the Company's subsidiaries       590,265             0
                                                   -----------   -----------
 Total net advances as of March 31, 2004           $44,885,390   $27,200,167
                                                   ===========   ===========


(d)  TRANSACTIONS WITH PENSION OR SIMILAR PLANS

During December 1983, the Company's Board of Directors authorized the Company to establish a Cash or Deferred Profit Sharing Plan and Trust to meet the requirements for a qualified employee benefit plan as set forth in Section 401 et seq. of the 1954 Internal Revenue Code, Section 401(k) and further authorized that, in lieu of cash, certain assets could be placed in this plan for those who qualify. Since all of the Company's assets are pledged as collateral in connection with outstanding loans, and because of the Company's limited cash position, this plan was not effected, however it is intended to effectuate a plan as soon as it is able to fund it or make other amenable arrangements.

(e)  TRANSACTIONS WITH PROMOTERS

The Company has entered into consulting agreements with finders of funds. These finders may be deemed to be promoters.

(f)  TERMINATION OF EMPLOYMENT--NONE

               SHAREHOLDERS' PROPOSAL FOR NEXT ANNUAL MEETING

Any proposal of a shareholder intended to be presented at the next annual meeting of shareholders, expected to be held on October 21, 2005 must be received at the office of the Secretary of the Company by March 10, 2005, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                              ANNUAL REPORT

The Company's fiscal year ended March 31, 2004 Annual Report to
Shareholders will be mailed to shareholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of this proxy solicitation material.

On or about May 27, 2004, the Company filed with the SEC its Annual Report on Form 10-K. This Report contains detailed information concerning the Company and its operations, supplementary financial information and certain schedules which, except for exhibits, are included in the Annual Report to Shareholders. A copy of the exhibits will be furnished to shareholders without charge upon written request to:
Investor Relations, Commerce Group Corp., 6001 North 91st Street, Milwaukee, Wisconsin 53225. Also, all reports filed with the SEC can be obtained from the following website: http://www.sec.gov/cgi-bin/browse-edgar.

                           EXPENSES OF SOLICITATION

The total cost of this solicitation will be borne by the Company. In addition to use of the mails, certain officers, directors and employees of the Company, without receiving additional compensation, may solicit proxies personally by telephone, e-mail, or facsimile. The Company may reimburse persons holding shares in their own names or in the names of their nominees for expenses they incur in obtaining instructions from beneficial owners of such shares.

                                OTHER MATTERS

Management knows of no other business to be presented at the Meeting, but if other matters do properly come before the Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment, and in accordance with the recommendations of the Board of Directors. The above Notice, Proxy Statement and Form of Proxy are sent by Order of the Board of Directors.

The Directors urge you to attend this Meeting and if you are not able to attend, please submit your proxy. Your interest and cooperation are greatly appreciated.

                                       /s/ Edward A. Machulak
                                       Edward A. Machulak

                                       Executive Vice President
                                       and Corporate Secretary
August 13, 2004

                                EXHIBIT A

                         AUDIT COMMITTEE CHARTER

                               ORGANIZATION

     On February 9, 1998, Commerce Group Corp. (Commerce) a State of Delaware Corporation, amended Article 4 of its By-Laws to include the duties and responsibilities of the Audit Committee. On April 1, 1999, effective at 12:01 a.m., Commerce merged its State of Delaware Corporation into a recently formed Wisconsin Corporation. Article 4 of the By-Laws of the State of Delaware Corporation and Article 4 of the Wisconsin Corporation By-Laws are the same.

                            STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibilities to the shareholders relating to the reliability and integrity of the accounting policies, financial reporting and financial disclosure practices of Commerce. Further, in conjunction with counsel and independent accountants, the Audit Committee shall review, as it deems appropriate, the adequacy of and compliance with the system of internal controls of Commerce, including compliance by Commerce with all applicable laws, regulations and Commerce's policies relating to accounting, financial reporting and financial disclosure.

     The Audit Committee shall remain flexible in response to changing conditions. Not by way of limitation, the Audit Committee shall have the following specific powers and duties as are included in Article 4 of Commerce's corporate By-Laws:

     Article 4, Section 4.4 Audit Committee: Designation, Term and Vacancies. The Board of Directors will from time to time appoint members to a committee known as the Audit Committee. The term of office of each member of the Audit Committee shall be for a period beginning with the date of his designation and shall continue until the next annual meeting of the Board of Directors which is to be held after the next annual meeting of stockholders and until his successor shall have been designated and shall have qualified; and therefore, the term of the members of the Audit Committee will expire at the annual Board of Directors' meeting, and/or until their successors shall have been designated and shall have qualified; provided, however, any member of the Audit Committee may be removed or his office declared vacant at any time by the Board without assigning (and without there existing) any reason or cause as the basis thereof. A member of the Audit Committee selected by those present, shall preside at Audit Committee meetings, a member of the Audit Committee designated by the members thereof shall be the secretary of the Audit Committee. In the event of the Chairman's absence from any meeting then the Secretary of the Audit Committee shall preside and if both are absent, then the member or members of the Audit Committee present at the meeting shall select a member of the Audit Committee to be Chairman and to be the Secretary of the meeting.

     The Audit Committee shall consist of three members of which two members or hereafter the majority of the Directors shall be independent Directors. An independent director shall mean a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which in the opinion of the Board of Directors would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. Where a question exists as to the ability of any particular Director to exercise independent judgment, it will be incumbent on the Board of Directors to review the facts to affirmatively conclude that the individual is able, notwithstanding relationship which may exist, to exercise the requisite independent judgment.

     Article 4, Section 4.5 Audit Committee: Powers. During the intervals between meetings of the Board, the Audit Committee shall have, to the fullest extent permitted by law, but subject to any specific limitation imposed by the Certificate of Incorporation, these By-Laws or a resolution of the Board, all of the powers vested in or retained by the Board (whether or not the Audit Committee is specifically mentioned in the statute, the provision of the Certificate of Incorporation or the By-Laws, the resolution or other instrument vesting or retaining any such power) and such further specific powers as may from time to time be conferred upon the Audit Committee by resolution of the Board and specifically it shall:

1. Recommend the firm or person to be employed as the Corporation's external auditor and review the proposed discharge of any such firm.

2. Review the external auditor's compensation, the proposed terms of its engagement, and its independence.

3. Review the appointment and replacement of the senior internal auditing executive, if any.

4. Serve as a channel of communication between the external auditor and the Board, and between the senior internal auditing executive, if any, and the Board.

5. Review the results of each external audit of the Corporation, the report of the audit, any related management letter, management's responses to recommendations made by the external auditor in connection with the audit, reports of the internal auditing department that are material to the Corporation as a whole and management's responses to those reports.

6. Review the Corporation's annual financial statement, any certification, report, opinion, or review rendered by the external auditor in connection with those financial statements, and any significant disputes between management and the external auditor that arose in connection with the preparation of those financial statements.

7. Consider, in consultation with the external auditor and the senior internal auditing executive, if any, the adequacy of the Corporation's internal controls.

8. Consider major changes and other major questions of choice respecting the appropriate auditing and accounting principles and practices to be used in the preparation of the Corporation's financial statements, when presented by the external auditor, a principal senior executive, or otherwise.

9. Monitor the Corporation's codes of conduct and/or ethics and its code relating to conflicts of interest.

10. Review of all related party transaction on an on-going basis for the review of potential conflicts of interest.

11. Perform such other functions as may be directed to it by the Board of Directors.

and the Audit Committee may exercise such powers in such manner as it shall deem for the best interest of the Corporation in all cases in which specific directions shall not have been given by the Board;

     Article 4, Section 4.6 Audit Committee: Procedure, Meetings, Voting and Records. The Audit Committee may prescribe for the conduct of its business such rules and regulations, not inconsistent with these By-Laws or with such resolution for the guidance and control of the Audit Committee as may from time to time be passed by the Board, as it shall deem necessary or desirable, including, without limitation, rules fixing the time and place of meetings and the notice to be given thereof, if any. A majority of the member of the Audit Committee shall constitute a quorum. The adoption of any resolution or the taking of any other action shall require the affirmative vote of a majority of the whole Audit Committee as from time to time constituted. The Audit Committee shall keep minutes of its proceedings and it shall report all action taken by it to the Board of Directors at the meeting thereof held next after the taking of such action.

PROXY                     COMMERCE GROUP CORP.                      PROXY
                         6001 NORTH 91ST STREET
                     MILWAUKEE, WISCONSIN 53225-1795

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Edward L. Machulak and Edward A. Machulak, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Commerce Group Corp. held of record by the undersigned on August 18, 2004, at the annual meeting of shareholders to be held on October 15, 2004, or any adjournment or adjournments thereof, with respect to the following:

1.   Directors recommend a vote for election of the following Director:

     SIDNEY SODOS, Class III Director, term expiring at the 2007 Annual Shareholders' Meeting

     __________  FOR __________  WITHHOLD AUTHORITY

2. To ratify the Directors' appointment of Bruce Michael Redlin, CPA, LLC as the Company's independent auditor for the year ending March 31, 2005.

     __________  FOR __________  AGAINST  __________  ABSTAIN

3. In their discretion on any other matter which may properly come before the meeting or any adjournment or adjournments thereof.

               (Continued and to be signed on reverse side)

                        (Continued from other side)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of the listed director, and for the ratification of the appointment of Bruce Michael Redlin, CPA, LLC as independent public accountant of Commerce Group Corp. for the year ending March 31, 2005.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign as full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

            Dated __________________________________________________2004


            ___________________________________________________________
            Signature

            ___________________________________________________________
            Signature if held jointly

(Please mark, sign, date and return the proxy card promptly, using the enclosed envelope.)